EXHIBIT 99.1

Contact:
Richard Sawchak
Paradigm Solutions Corporation
Tel: (240) 283-3404

For Immediate Release

Paradigm Holdings Provides Business Update and
Reports Financial Results for the Fourth Quarter of 2009

Rockville, Maryland – March 31, 2010 – Paradigm Holdings, Inc. (OTCBB: PDHO) (“Paradigm” or the “Company”), a provider of comprehensive information technology and cyber security solutions for federal government enterprises, today provided an update for the fourth quarter and full year ended December 31, 2009.

Fourth Quarter and Full Year 2009 Highlights:

➢	Revenues of $7.8 and $32.2 million, respectively
➢	Gross profit of $1.9 and $7.2 million, respectively, expanding by 145 basis points to 24.4% in Q4 2009
➢	EBITDA of $0.6 and $1.5 million, respectively
➢	Net loss of $0.00 and $0.04 per basic share, respectively

Peter B. LaMontagne, Paradigm President and CEO, stated, “The fourth quarter was marked by both challenges and successes. Revenue and bookings proved challenging at the end of the year. Fourth quarter 2009 revenue remained at a consistent level with previous quarters and contract awards were minimal. We are encouraged, however, by performance indicators in our specialized cyber security business where we experienced nearly 40% growth compared with 2008.  This service area currently accounts for 20% of the Company’s total revenues which contributes significantly to increased gross margins and EBITDA. Although new bookings were not as strong as we had planned, we finished the year with higher total backlog than we had at the end of 2008.”

Richard Sawchak, Chief Financial Officer, stated, “We are pleased that both income and cash flow from operations were positive for 2009 driven by our disciplined cash management. We also reduced our debt balance to $2.7 million (line of credit, net of cash).  As we continue to focus on operating profitability and positive cash flow during 2010, we intend to continue to take the necessary steps to expand gross margins, reduce expenses and manage our working capital position.”

The Company’s EBITDA was $0.6 million during the quarter ended December 31, 2009, as compared to approximately $0.5 million for the same period of 2008. The Company defines EBITDA as earnings before interest, taxes, changes in the fair value of put warrants, depreciation and amortization, stock compensation and restructuring expenses which include the basket allowed under our senior credit facility and other actual restructuring costs. EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), and should not be considered in isolation of, or as a substitute for, earnings as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. The Company believes the presentation of EBITDA is relevant and useful by enhancing the readers’ ability to understand the Company’s operating performance. The Company’s management utilizes EBITDA as a means to measure performance. The Company’s measurements of EBITDA may not be comparable to similar titled measures reported by other companies. The table below reconciles EBITDA, a non-GAAP measure, to net loss for the three and twelve months ended December 31, 2009 and 2008.

	Quarter Ended December 31		Twelve Months Ended December 31
	2009	2008	2009	2008
Net Loss	$(132,068)	$(149,763)	$(1,272,737)	$(777,075)

Adjustments:
Interest Expense, net	549,956	308,223	1,935,646	1,042,099
Income Tax Provision (Benefit)	3,495	(86,634)	(85,127)	(342,139)
Change in FV of Put Warrants	(18,006)	—	(481,092)	—
Depreciation & Amortization	106,024	119,631	457,944	588,455
Stock Compensation	90,244	201,783	577,422	621,878
Restructuring Expense	—	103,565	325,000	603,406

EBITDA	$599,645	$496,805	$1,457,056	$1,736,624

Revenue for the fourth quarter of 2009 was $7.8 million, compared to $8.2 million for the fourth quarter of 2008. The decline in revenue for the three months is attributable to the decrease in federal repair and maintenance services and the completion of two of our federal service contracts during the second half of 2008. Income from operations for the fourth quarter was $403,377, compared to $68,826 for the fourth quarter of 2008. The increase in income from operations for the three months is attributable to the decrease in SG&A expenses. Net loss for the fourth quarter of 2009 was $132,068 or $0.00 per share, versus a net loss of $149,763 or $0.01 per share in the fourth quarter of 2008.

The Company had a $0.5 million working capital deficit and approximately $3.6 million outstanding on its line of credit with Silicon Valley Bank as of December 31, 2009.

For additional details, please refer to the Company’s annual report on Form 10-K as filed with the SEC.

About Paradigm Holdings, Inc.
Paradigm Holdings, Inc., (www.paradigmsolutions.com) is a provider of information technology (IT) and cyber security solutions for U.S. Federal Government enterprises. Paradigm specializes in comprehensive information assurance solutions involving cyber security and digital forensics as well as continuity of operations and disaster recovery planning.  The Company also provides systems engineering and IT infrastructure support solutions.  Headquartered in Rockville, Maryland, the Company currently employs approximately 200 people.

Safe Harbor Statement
This press release may contain forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. Paradigm assumes no obligation to update the information contained in this press release. Future results for Paradigm may be affected by its ability to continue to implement its government technology solutions, its dependence on the federal government and state and local governments and other federal government contractors as its major customers, timely passage of components of the federal budget, timely obligations of funding by the federal and state governments, its dependence on procuring, pricing and performing short-term government contracts, its dependence on hiring and retaining qualified professionals, potential fluctuations in its quarterly operating results, including seasonal impacts, its dependence on certain key employees and its ability to timely and effectively integrate the businesses it may acquire. For further information about forward-looking statements and other Paradigm specific risks and uncertainties please refer to recent SEC filings for Paradigm, which are available at www.sec.gov.

(tables follow)

PARADIGM HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2009	December 31, 2008
ASSETS
Current assets
Cash and cash equivalents	$895,711	$52,257
Accounts receivable — contracts, net	5,519,150	6,920,768
Prepaid expenses	873,934	1,033,837
Prepaid corporate income taxes	—	47,092
Deferred income tax assets	24,114	60,269
Other current assets	473,670	554,610
Total current assets	7,786,579	8,668,833
Property and equipment, net	127,093	183,612
Goodwill	3,991,605	3,991,605
Intangible assets, net	897,318	1,244,591
Deferred financing costs, net	848,294	—
Deferred income tax assets, net of current portion	512,820	211,326
Other non-current assets	582,394	172,029
Total Assets	$14,746,103	$14,471,996
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Note payable — line of credit	$3,643,653	$5,949,983
Note payable — promissory note	—	2,000,000
Capital leases payable, current portion	—	1,578
Accounts payable and accrued expenses	2,333,085	3,498,690
Accrued salaries and related liabilities	1,527,561	1,474,133
Corporate Income Tax Payable	98,686	—
Mandatorily redeemable preferred stock, current portion	500,000	—
Other current liabilities	178,333	227,200
Total current liabilities	8,281,318	13,151,584
Long-term liabilities
Other non-current liabilities	126,348	183,870
Mandatorily redeemable preferred stock - $.01 par value, 10,000,000 shares authorized, 6,206 shares issued and outstanding as of December 31, 2009	4,587,135	—
Put warrants	1,447,075	—
Total liabilities	14,441,876	13,335,454
Commitments and contingencies
Convertible preferred stock - $.01 par value, 10,000,000 shares authorized, 0 and 1,800 shares issued and outstanding as of December 31, 2009 and December 31, 2008, respectively. Each share of convertible preferred stock has a liquidation preference of $0.01 per share plus all accrued but unpaid dividends	—	18
Common stock - $.01 par value, 50,000,000 shares authorized, 41,243,027 shares and 19,148,153 shares issued and outstanding as of December 31, 2009 and December 31, 2008, respectively	412,431	191,482
Additional paid-in capital	3,434,891	3,215,400
Accumulated deficit	(3,543,095)	(2,270,358)
Total stockholders’ equity	304,227	1,136,542
Total liabilities and stockholders’ equity	$14,746,103	$14,471,996

PARADIGM HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	Dec. 31, 2009	Dec. 31, 2008	Dec. 31, 2009	Dec. 31, 2008
Contract Revenue
Service contracts	$6,093,184	$6,297,462	$23,273,245	$27,686,076
Repair and maintenance contracts	1,666,926	1,861,000	8,902,889	11,454,523
Total contract revenue	7,760,110	8,158,462	32,176,134	39,140,599
Cost of revenue
Service contracts	4,572,271	4,750,176	17,817,262	21,144,744
Repair and maintenance contracts	1,292,041	1,533,133	7,203,458	9,950,612
Total cost of revenue	5,864,312	6,283,309	25,020,720	31,095,356
Gross margin	1,895,798	1,875,153	7,155,414	8,045,243
Selling, general and administrative	1,492,421	1,806,327	7,058,724	8,125,585
Income (loss) from operations	403,377	68,826	96,690	(80,342)
Other income (expense)
Interest income	7	20	15	2,793
Change in fair value of put warrants	18,006	—	481,092	—
Interest expense – mandatorily redeemable preferred stock	(436,785)	—	(1,387,008)	—
Interest expense	(113,178)	(308,243)	(548,653)	(1,044,892)
Other income	—	3,000	—	3,227
Total other expense	(531,950)	(305,223)	(1,454,554)	(1,038,872)
Loss from operations before income taxes	(128,573)	(236,397)	(1,357,864)	(1,119,214)
Provision (benefit) for income taxes	3,495	(86,634)	(85,127)	(342,139)
Net loss	(132,068)	(149,763)	(1,272,737)	(777,075)
Dividends on preferred stock	—	45,000	78,870	180,000
Net loss attributable to common shareholders	$(132,068)	$(194,763)	$(1,351,607)	$(957,075)

Weighted average number of common shares:
Basic	41,243,027	19,148,153	37,535,548	19,148,153
Diluted	41,243,027	19,148,153	37,535,548	19,148,153

Basic net loss per common share	$(0.00)	$(0.01)	$(0.04)	$(0.05)
Diluted net loss per common share	$(0.00)	$(0.01)	$(0.04)	$(0.05)